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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-104703, 333-60942, 333-59041, 333-59043, 333-47433, 333-09549 and 333-03769
of Serologicals Corporation on Form S-8 of our report dated February 27, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in it method of accounting for goodwill and other intangible assets to conform with Statement of Financial Accounting Standards No. 142) appearing in this Annual Report on Form 10-K of Serologicals Corporation for the year ended December 28, 2003.

Atlanta, Georgia
March 9, 2004